UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 24, 2017, Fidelity & Guaranty Life (“FGL”; NYSE: FGL), a majority owned subsidiary of HRG Group, Inc. (“HRG”; NYSE: HRG), issued a press release announcing that FGL had entered into a definitive agreement and plan of merger (the “Merger Agreement”) on May 24, 2017 with CF Corporation (“CF Corp”), FGL US Holdings Inc., an indirect wholly owned subsidiary of CF Corp (“Parent”), FGL Merger Sub Inc., a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which CF Corp will acquire FGL for $31.10 per share through the merger of Merger Sub with and into FGL (the “Merger”). Following execution of the Merger Agreement, FS Holdco II Ltd. (“FS Holdco”), a wholly owned subsidiary of HRG, executed and delivered to FGL a written consent approving and adopting the merger agreement and the transactions contemplated thereby, including the Merger. Interested parties should read FGL’s announcements and public filings regarding this transaction and any related changes (if any) with respect to the foregoing.
On May 24, 2017, Front Street Re (Delaware) Ltd. (“FSRD”), a Delaware corporation and a wholly owned indirect subsidiary of HRG, entered into a Share Purchase Agreement pursuant to which, subject to the terms and conditions set forth therein, FSRD has agreed to sell to Parent all of the issued and outstanding shares of (i) Front Street Re (Cayman) Ltd., an exempted company incorporated in the Cayman Islands with limited liability, and (ii) Front Street Re Ltd., an exempted company incorporated in Bermuda with limited liability (collectively, the “Acquired Companies”). The purchase price will be $65 million, subject to customary adjustments for transaction expenses. The definitive documentation contains customary representations, warranties and indemnification obligations. HRG has further agreed to reduce the purchase price, and to indemnify the buyer, for dividends and other value transfers by the Acquired Companies to HRG and its affiliates from December 31, 2016 through the closing. The closing of the transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals, as well as the consummation of the Merger.
In addition, on May 24, 2017, HRG, FS Holdco, CF Corp and Parent have agreed that FS Holdco may, at its option, cause Parent and FS Holdco to make a joint election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the Merger and the deemed stock purchases of FGL’s subsidiaries. Such an election is only applicable to HRG and could have the effect of reducing the amount of taxable gain taken into account by HRG in connection with the Merger. In the event FS Holdco elects to make such an election, it will be required to pay Parent $30 million, plus the amount, if any, by which FGL’s and its subsidiaries’ incremental current tax costs that are attributable to such election exceed $6 million, and Parent will be required to pay FS Holdco the amount, if any, by which FGL’s and its subsidiaries’ incremental current tax savings that are attributable to such election exceed $6 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HRG GROUP, INC.

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Executive Vice President, Chief Operating Officer, General Counsel & Corporate Secretary

Dated: May 24, 2017